NETWORK SIX REPORTS NET INCOME
      UP 155% FOR THIRD QUARTER

                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
                                           Dorothy M. Cipolla, CFO and Treasurer
                                                                October 26, 1998

Network Six, Inc. of Warwick, Rhode Island reported revenues for the third quarter, which ended September 30, 1998 of $2,662,603 and net income of $298,136, or $0.28 per diluted share. Compared to the same period a year ago, revenues were down $909,710, or 25%, while net income increased $181,446, or 155%, from net income of $116,690 a year ago.

Kenneth C. Kirsch, President and CEO commented, "We are very pleased with this quarter's results, particularly the increase in our net income. Our nine month numbers, moreover show a 229% increase in net income compared to the same period a year ago. Projects that are substantially completed, such as the Maine Automated Child Welfare Information System, the Rhode Island Immunization tracking system and the Idaho Child Support Enforcement projects are being replaced with higher margin projects. New projects include the Rhode Island Department of Human Services welfare reform project, the expansion of the MIM Corporation project and additional business for the Network Services Division."

Mr. Kirsch added, "We continue to pursue our marketing strategy of expanding our efforts with state health and human service agencies and increasing our role in other areas of government, higher education and the private sector. Our Network Services Division, although a small part of current business, has been growing according to plan and we expect continued growth."

Dorothy M. Cipolla, CFO commented, "Our gross margins and net income after tax ratios are finally returning to our early 1994 levels. This is a rate that we feel is more normal for our business. We are financing the Company on current cash flows and the recent $500,000 five year term loan helps us strengthen our marketing efforts."

-------------------------------------------------------------------------------
Network Six is a full service systems integrator, providing information technology solutions that enable its customers to become more effective and efficient. Network Six's services include strategic planning, management consulting, network design, network and application implementation, training, outsourcing, maintenance and support. Network Six's stock is traded on the NASDAQ National Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's 10K for December 31, 1997 or 10Q's for March 31 or June 30, 1998 or September 30, 1998 for more discussion.

The following is a recap of Network Six's operating results and balance sheet:

                                Network Six, Inc.
                            Condensed Balance Sheets


Assets                                                  Sept. 30, 1998  Dec. 31, 1997
------                                                  --------------  -------------
Current assets:                                           (unaudited)
     Cash                                                  $1,454,386    $1,291,924
     Contract receivables, less allowance for doubtful
          accounts of $50,000 at September 30, 1998 and
          December 31, 1997                                 1,520,127     2,011,379
     Costs and estimated earnings in excess of billings
          on contracts                                      1,458,809     1,388,515
     Other assets                                             244,257
                                                              119,896       244,257
                                                           ----------    ----------
          Total current assets                              4,553,218     4,936,075
                                                           ----------    ----------
Property and equipment
     Computers and equipment                                  533,397       506,484
     Furniture and fixtures                                   156,833       167,558
     Leasehold improvements                                    20,191        20,191
                                                           ----------    ----------
                                                              710,421       694,233
Accumulated depreciation and amortization                     596,722       627,146
                                                           ----------    ----------
          Net property and equipment                          113,699        67,087

Deferred taxes                                                391,475       391,475

Contract receivables and costs in excess of billings
     on Hawaii contract                                     3,459,382     3,459,382
Other assets                                                  347,141       438,084
                                                           ----------    ----------
                                                           $8,864,915    $9,292,103
                                                           ----------    ----------
                                                           ----------    ----------


                                Network Six, Inc.


                                                                              Sept. 30, 1998     Dec. 31, 1997
                                                                            -----------------   ----------------
                                                                                (unaudited)
Liabilities and Stockholders' Equity
Current liabilities:

     Notes payable to bank                                                       $     -          $ 1,160,000
     Current installment of obligations under capital leases                         88,932          82,690
     Accounts payable                                                               106,557         188,377
     Accrued salaries and benefits                                                  540,207         449,133
     Accrued subcontractor expense                                                  180,102       1,352,393
     Note payable - short term                                                      191,015         163,871
     Other accrued expenses                                                         456,482         342,465
     Billings in excess of costs and estimated earnings on contracts                124,474         155,754
     Income taxes payable                                                           538,578          13,338
     Deferred taxes                                                                 545,869         545,869
     Preferred stock dividends payable                                              712,499         460,068
                                                                                -----------     -----------
          Total current liabilities                                               3,484,715       4,913,958
                                                                                -----------     -----------

Obligations under capital leases, excluding current installments                     54,023         104,003
Note payable - long term                                                          1,171,224         742,239
Hawaii Payable                                                                      576,483         576,483
                                                                                -----------     -----------
          Total Liabilities                                                       5,286,445       6,336,683
                                                                                -----------     -----------
Stockholders' equity:

     Series A convertible preferred stock, $3.50 par value. Authorized
          857,142.85 shares; issued and outstanding 714,285.71 shares at
          September 30, 1998 and December 31, 1997; liquidation of $3.50 per
          share plus unpaid and accumulated dividends                             2,235,674       2,235,674

     Common stock, $.10 par value. Authorized
          4,000,000 shares; issued 763,913 shares at
          September 30, 1998 and 734,294 at
          December 31, 1997                                                          76,391          73,429
Additional paid-in capital                                                        1,795,059       1,670,939
Retained earnings (accumulated deficit)                                            (528,654)     (1,024,622)
                                                                                -----------     -----------
          Total stockholders' equity                                              3,578,470       2,955,420
                                                                                -----------     -----------
          Total Liabilities & Stockholders' Equity                              $ 8,864,915     $ 9,292,103
                                                                                -----------     -----------
                                                                                -----------     -----------


                                Network Six, Inc.
                         Condensed Statements of Income
                                   (Unaudited)


                                                  Three months    Three months    Nine months      Nine months
                                                  ended 9/30/98   ended 9/30/97  ended 9/30/98    ended 9/30/97
                                                  -------------   -------------  -------------    -------------

Contract revenue earned                           $ 2,662,603     $ 3,572,313     $ 8,137,916     $ 8,418,333
Cost of revenue earned                              1,535,388       2,765,551       5,140,572       6,332,039
                                                  -----------     -----------     -----------     -----------
     Gross profit                                   1,127,215         806,762       2,997,344       2,086,294

Selling, general & administrative expenses            617,290         558,555       1,737,581       1,557,873
                                                  -----------     -----------     -----------     -----------
     Income from operations                           509,925         248,207       1,259,763         528,421

Other deductions (income)
     Interest expense                                  14,573          76,775          54,289         189,412
     Interest earned                                  (10,336)         (2,130)        (63,377)        (10,684)
                                                  -----------     -----------     -----------     -----------
          Income before income taxes                  505,688         173,562       1,268,851         349,693

Income taxes                                          207,552          56,872         520,452         122,393
                                                  -----------     -----------     -----------     -----------

Net income                                        $   298,136     $   116,690     $   748,399     $   227,300
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------
Net income per share:
Basic                                             $      0.28     $      0.09     $      0.66     $      0.12
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------
Diluted
                                                  $      0.28     $      0.09     $      0.66     $      0.12
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------

Shares used in computing net income per share:

Basic                                                 763,880         734,294         756,519         728,471
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------
Diluted                                             1,065,520         734,294       1,036,411         728,471
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------

Preferred dividends declared                      $    85,068     $    47,260     $   252,431     $   140,240
                                                  -----------     -----------     -----------     -----------
                                                  -----------     -----------     -----------     -----------
